EXHIBIT 21.1

                                METALS USA, INC.
                                SUBSIDIARY LIST

Affiliated Metals Company
Aluminum Building Systems, Inc.
Concord Metals Corporation
Faitoute Steel Company
Federal Bronze Alloys Inc.
Flagg Steel Co.
Forest Manufacturing, Inc.
Fullerton Industries, Inc.
GSBC, Inc. (dba Geneva Steel Blanking)
Harvey Titanium, Ltd.
Industrial Metals, Inc.
Independent Metals Co., Inc.
Interstate Steel Supply Company
Interstate Steel Supply Company of Pittsburg
Interstate Steel Supply Company of Maryland
Interstate Steel Processing Company
Intsel Southwest Limited Partnership
Jeffreys Steel Company, Inc.
Jeffreys Real Estate Corp.
Krohn Steel Service Center, Inc.
LaserPro Inc.
The Levinson Steel Company
Mark Metals, Inc.
Meier Metal Servicenters, Inc.
Metalmart, Inc.
Metals USA Management Co., L.P.
MUSA GP, Inc.
MUSA LP, Inc.
Metals USA Services Corporation
Metals USA Finance Corp.
National Manufacturing, Inc.
Pacific Metal Company
Professional Metals, Inc.
Queensboro Steel Corporation
Royal Aluminum, Inc.
R.J. Fabricating, Inc.
Sierra Pacific Steel, Inc.
Southern Alloy of America, Inc.
Steel Manufacturing and Warehouse Company
Steel Service Systems, Inc.
Texas Aluminum Industries, Inc.
Cornerstone Metals Corporation
Cornerstone Building Products, Inc.
Cornerstone Aluminum Company, Inc.
Cornerstone Patio Concepts, L.L.C.
Uni-Steel, Inc.
Valley Aluminum Co.
Wayne Steel, Inc.
Western Awning Company, Inc.
Wilkof-Morris Steel Corporation
Williams Steel & Supply Co., Inc.
WSS Transportation, Inc.